Exhibit 99.2

Qumu Corporation Business Update Conference Call
June 29th at 4:00 p.m. CT

Operator
Welcome to Qumu’s business update conference call. My name is [NAME], and I will be your operator this afternoon. Joining us is Qumu’s Chairman Neil Cox, President and CEO TJ Kennedy, CFO Dave Ristow, COO Rose Bentley, and Matt Glover from Gateway Investor Relations.
At this time, all participant lines are in listen-only mode. After the speaker presentation, there will be a question-and-answer session. To ask a question during the session, you will need to press *1 on your telephone. If you require any further assistance, please press *0.
I would now like to turn the call over to Matt Glover. Sir, you may begin.
Matt Glover - Qumu Investor Relations
Thanks, operator, and good afternoon, everyone.
After the market close today, Qumu issued a press release announcing the company’s preliminary financial results for the second quarter of 2021 ending June 30, 2021, a copy of which is available on the Investor Relations section of the company’s website.
During today’s call, management will make certain statements with respect to the Company’s expected financial results, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s go-to-market strategy, and efforts designed to increase the company’s traction and penetration with customers. These statements are forward-looking and involve a number of risks and uncertainties that could cause actual results to differ materially. Please note that these forward-looking statements reflect management’s opinions only as of the date of this call, and the Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Please refer to Qumu’s SEC filings, specifically its Form 10-K and financial results press release, for a more detailed description of risk factors that may affect the Company’s results. During the call today, management will discuss adjusted EBITDA, a non-GAAP measure. In the Company’s press release and filings with the SEC, both of which are posted on the Company’s website, you will find additional disclosures regarding non-GAAP measures, including a reconciliation of this measure with its comparable GAAP measure. Non-GAAP financial measures are not intended to be considered in isolation from, a substitute for, or superior to GAAP results. The Company encourages you to consider all measures when analyzing its performance.
I would like to remind everyone that this call is being recorded and will be made available for replay via a link available in the investor relations section of Qumu’s website.
Now I will turn it over to Qumu’s Chairman Neil Cox.
Neil?
Thank you Matt and good afternoon. The board embarked upon a bold plan last July to update leadership and refresh Qumu’s strategy and roadmap to focus on the long-term growth of the business. We made a commitment to the enterprise to continue to be their reliable solution and provide them unapparelled support while transitioning our business to a model to a majority SaaS business. We have successfully completed this initial phase. We know that SaaS is the future of growth for Qumu but that we would have to invest before seeing the results. The board knew this transformation was a major undertaking for Qumu and we knew that it would take some time as we have seen that other companies that have gone through this transformation have taken much longer.
The upfront investment to bring on SaaS resources to augment our existing team as well as to build the marketing infrastructure and the channel enablement programs has been worth it, but it has taken longer than we had anticipated. Although not everything has gone exactly to plan, much progress has been made to transform the business and the board remains committed to the leadership and their ability to deliver a SaaS first business that will grow in an attractive enterprise market. Hybrid work and the use of video by enterprises is here to stay and Qumu is building for the long-term success of the company and its shareholders.
Until greater productivity in our sales force shows us more predictable results, the board has decided to not provide revenue guidance. The leadership team is adjusting the business plan to align spending with our longer ramp and focusing on go to market motions we have invested in that will build a long-term successful enterprise SaaS company that is profitable and drives positive growth for our shareholders.
The leadership team will provide more detail on where we are today as we bring Q2 to a close.
I will now turn it over to Qumu’s President and CEO TJ Kennedy.
TJ?

TJ Kennedy – President and CEO
Thank you, Neil, and good afternoon, everyone.
As you have seen, after the market closed today, we issued a press release announcing preliminary results for the second quarter as well as our updated outlook for the full year.
During the first half of the year, we made significant progress on our multi-year strategic roadmap. This plan has strengthened Qumu's position as a leader in cloud-first enterprise video and jumpstarted our evolution towards becoming a subscription business.
Following my appointment in July of last year, we conducted a comprehensive evaluation of Qumu's business and made a detailed assessment of our market positioning and industry dynamics, which directly informed and resulted in our strategic roadmap. We used those findings as a leadership team to develop a multi-year growth plan. We initiated the first phase of this transformation in late Q4 of last year and concluded phase one at the end of Q1 this year.
Our current plan, in Phase 2, involved strengthening the leadership team as well as bolstering our customer facing teams. From an executive leadership perspective, we have transformed our management team and added world-class talent, including individuals such as Rose Bentley, our COO, Jen Dimas, our Chief Marketing Officer, Jason Karp, our Chief Commercial Officer and Chief Counsel, and Alex Kottoor, our VP of Strategy. These leaders all have driven positive change and have track records of proven execution throughout their careers—their collective skill sets will provide us with the ability to execute on our long-term strategy. Additionally, we also recently hired a new Chief Technology Officer that starts in July. His experience with large transitions from perpetual license to SaaS while continuing to drive innovation and reliable execution will be critical to our SaaS transformation. This leader will lead our market-focused product innovation strategy, which is designed to strengthen Qumu’s position in the market and enable us to continue delivering advanced enterprise solutions that solve important pain points for our customers. I look forward to providing additional details once this appointment is officially announced.

Also, part of Phase 2, we proactively retained our top sales and marketing professionals, selectively replaced some with modern SaaS marketers and sellers, and then embarked on an aggressive recruiting mandate in Q1 to expand and augment our sales resources with experienced SaaS sales professionals.
In parallel, over the last several months, we have implemented new business systems, established processes, and created a supporting infrastructure that will ultimately scale our business to the next level. Without a doubt, our multi-faceted plan is a large and complex undertaking for Qumu or any organization for that matter. And just like all journeys that are worth embarking on, there are potholes and turns along the way. However, it is our firm belief that if you have a strategic roadmap, two hands on the wheel, and you remain steadfast and keep driving with focus, that ultimately, you will arrive at your destination.
So, while we have accomplished a lot so far and are well on the road from our point of origin, we hit some issues around the timing to accomplish our ramp and growth which is slower than we expected, and this impacted our Q2 results and have pushed out our traction with ramping SaaS more into Q1 of 2022.
But, before I dive into more commentary, I am going to turn it over to our CFO Dave Ristow to walk you through our preliminary results for the second quarter of 2021. Afterwards, I will explain what happened, what we are doing to address it, what to expect and how best to measure our progress going forward.
Dave?
Dave Ristow – CFO
Thank you, TJ, and good afternoon, everyone. Turning to our preliminary results for Q2 in more detail…
Based on preliminary unaudited results, we expect revenue for the second quarter of 2021 to range between $5.7 million and $5.9 million. This compares to $9.3 million in Q2 2020, when we recognized significant one-time license and appliance revenues from a large single customer and $5.8 million in Q1 2021.
Subscription, maintenance, and support revenue for Q2 2021 is expected to range between $4.9 million and $5.1 million. This compares to subscription, maintenance, and support revenue of $4.7 million in Q2 2020 and $5.0 million in Q1 2021.
Subscription annual recurring revenue (ARR) is expected to range between $12.0 million and $12.2 million for Q2 2022 9 (sic), compared to $9.7 million which is a year over year increase of approximately 25% in Q2 of 2020 and $11.9 million in Q1 2021.
Gross margin for Q2 2021 is expected to range between 72.5% and 73.5%. This compares to 68.5% in Q2 2020 and 73.1% in Q1 2021.
Net loss for Q2 2021 is expected to range between $(4.9) million and $(4.3) million as compared to net loss of $(692,000) in Q2 2020 and $(4.5) million in Q1 2021. Adjusted EBITDA loss, a non-GAAP measure, for Q2 2021 is expected to range between $(5.1) million and $(4.8) million. This compares to adjusted EBITDA of $809,000 in Q2 2020 and adjusted EBITDA loss of $(4.1) million in Q1 2021.
As we stated in today’s release, we intend to issue complete financial results for the second quarter of 2021 in late July. The details of the conference call will be provided prior to the event.
And, finally, turning to our financial outlook for 2021…
Qumu provides guidance based on current market conditions and expectations. The Company emphasizes that its guidance is subject to various important cautionary factors referenced in the section titled "Forward-Looking Statements" below, including risks and uncertainties associated with the Company’s strategic roadmap and the COVID-19 pandemic, such as trends in remote work impacting enterprise technology adoption and procurement.

We are rightsizing our burn rate, slowed our hiring and made other cost-cutting measures to ensure adequate working capital that supports our longer transition to SaaS. We will monitor spending closely to ensure the long-term success of Qumu.
To provide better insight into the progress of Qumu’s SaaS business transformation, the Company is providing a business outlook based on the percentage of recurring revenue comprised of SaaS subscription revenue. Qumu management currently anticipates SaaS recurring revenue to comprise approximately 60% of its overall recurring revenue mix by the end of 2022, with targeted growth to approximately 70% of the overall recurring revenue mix by the end of 2023.
This new business outlook approach supersedes Qumu’s revenue guidance for 2021 issued on April 29, 2021. That guidance is withdrawn, effective today.
And, with that I’ll turn the call over to TJ.
TJ?
TJ Kennedy – President and CEO
Thanks, Dave.
So, what happened? From the outset, we always anticipated that the first half of 2021 was going to be the ‘build’ part of our transformation plan. Sales cycles in Q2 lagged our initial estimates based in part on lengthy procurement time frames, often related to indecision about timing for returning to a hybrid office environment and other key decisions on work location and technology. However, what we didn’t anticipate was that the build phase would take quite as long as it has to ramp. More specifically, our enablement of our business development representatives, or BDRs, and direct sales professionals has been more of a challenge. We initially modeled the ramp taking 5-7 months from the individual hire dates, but in practice, the full ramp will likely take approximately 12 months for new sales professionals from their start date to reach full productivity. We also realized that new SaaS resources in our customer success team took longer to hire than our sales and marketing personnel.
In turn, this extended onboarding ramp and market conditions and resulting sales efforts has caused our bookings velocity and new logo acquisition to come in lower than originally modeled. Our initial new-logo demand plan called for 25% inbound marketing and 75% outbound marketing. While we spent a great deal of effort honing our updated enablement and messaging as well as launching new products, and expanding our go-to-market motions, we realized we have underemphasized and underinvested in inbound marketing strategies that we need to pull in a more adequate number of prospects, increase brand exposure, and create more brand authority.
Now that we have covered what happened, let me dive into how we are proactively addressing each of these challenges.
First, we have refined our selling strategy and pricing based on customer use cases to ensure we define how we land more customers and how we then expand into additional use cases. In support of these efforts, we have supplemented our historical technology focused sales approach with a ‘line of business sale focus’ with land and expand opportunities. In addition, we are continuing to invest in strategic sales initiatives, including field enablement, with new messaging, product training, and systems.
Software-as-a-service businesses are built on strong foundations of process, people and technology and we have now put in place the foundation for Qumu’s long-term success. It is worth noting that these new systems provide us with key data and valuable insights to make adjustments such as the ones we have done and are communicating to you today. Additionally, we are investing in and putting increased emphasis on partners, sales management, and sales coaching to ensure our direct and indirect sales motions are educated, aligned and productive.

In addition to better aligning our direct sales team, during Q3 we will be activating a professional, focused channel alliance and partnership effort to extend the value we deliver to our customers through strategic partnerships, with the intent to increase scale and volume and deliver enriched customer value. We have doubled down on our channel strategy, including developing more channel offerings and investing in channel relationships, teams, and programs. This includes our new and invigorated partnerships with companies like Socialive, IGEL, and V-cube. We have several channel developments and opportunities that we expect to share in the coming months.
From a marketing perspective, our enhanced plan is centered on driving new logos through increased investment in our inbound marketing initiatives, which we have increased from 25% of our overall outbound/inbound marketing strategy to more than 45%. In parallel, we are keeping our Customer Success team laser focused on renewals and upsells. Our new account-based marketing campaigns targeting both large and medium enterprises are gaining traction and our customer success efforts are deepening relationships and driving solid SaaS retention metrics.
Our near-term plan also involves converting our current on-premise customers to the cloud or upgrading them to versions 10.4 and 10.5, which will help us drive towards long term reliability and maintainability on prem or to successfully migrate them to the cloud if that is the best fit for their enterprise. These conversions continue to add to our larger mix of our total business now being SaaS subscription.
Investors ask me how to track Qumu’s progress as we execute on our strategic roadmap. Yes, topline revenue is important but it’s not the best indicator given our transition to a SaaS-first organization. Rather we believe there are certain metrics and KPIs that more accurately reflect the health of Qumu’s subscription Software-as-a-service and overall business transformation.
First, we continue to see our SaaS subscription Annual Recurring Revenue, or SaaS ARR, is expected to range between $12.0 million and $12.2 million, which compares to $9.7 million in Q2 of 2020 and $11.9 million in Q1 of 2021. As you evaluate Qumu’s performance, we believe focusing on SaaS ARR will provide the most accurate reflection of our performance.
We’ve covered a lot on this call, but I think it’s worth highlighting seven reasons why the board and the leadership team and I are confident in our refined plan and our ability to execute on it.
a.First, our sales offerings are grounded in the voice of the customer and market needs.
b.Second, our refined positioning is in line with the market ‘remote/hybrid work’ trends and is already improving our market perception and demand.
c.Third, our new pricing model is more competitive and simpler.
d.Fourth, our optimized go-to-market motion focused on selling value to the business buyer based on use cases has been well received and gaining momentum.
e.Fifth, our customer success team is effective and delivering customer centric service and support, which will continue to drive retention.
f.Sixth, we are further investing in building our partner ecosystem to ensure we deliver enriched customer value and new routes to market.
g.And finally, our cloud-first approach is transitioning into double-digit subscription revenue growth, growing SaaS revenue, and building a foundation of predictable recuring revenue for the future.
To be sure, business scale, ongoing SaaS sales enablement, visibility, and increased predictability, are top priorities for us, and we remain focused on executing our strategy to grow and capitalize on our opportunities. In the near term, our strong balance sheet with more than $20.5 million of cash, provides the resources to fuel our growth initiatives, while our proven and unique product offerings will enable us to capitalize on the ongoing proliferation of hybrid work and the growing need for daily video-enabled human engagement to drive business. Longer term, by executing on our strategic roadmap, we remain confident that Qumu will emerge as a subscription driven, growth company operating at scale, benefiting from high-margin recurring revenues, sustainable and growing adjusted EBITDA, and net income profitability.
Now we will now open it up to questions. Operator, please provide the appropriate instructions.
Operator
Thank you, sir.
[Q&A]
Thank you. At this time, this concludes the company’s question-and-answer session. If your question was not taken, please contact Qumu's IR team at QUMU@gatewayir.com.
I would now like to turn the call back over to Mr. Kennedy for his closing remarks.
TJ Kennedy – President and CEO
Thanks, operator, and thank you everyone for joining our call this afternoon. We hope this was useful information. We very much appreciate your continued support. We look forward to speaking with you again in late July.